EXHIBIT 99

Joint Filer Information

Name:	Vanguard VI, L.P.
Address:	Vanguard Ventures
525 University Avenue, Suite 1200
Palo Alto, CA 94301
Designated Filer:	Vanguard VI Venture Partners, L.L.C.
Issuer and Ticker Symbol:	ZipRealty, Inc. (ZIPR)
Date of Requiring Event:	November 15, 2004

Name:	Vanguard VI Affiliates Fund, L.P.
Address:	Vanguard Ventures
525 University Avenue, Suite 1200
Palo Alto, CA 94301
Designated Filer:	Vanguard VI Venture Partners, L.L.C.
Issuer and Ticker Symbol:	ZipRealty, Inc. (ZIPR)
Date of Requiring Event:	November 15, 2004

Name:	Vanguard VI Annex Fund, L.P.
Address:	Vanguard Ventures
525 University Avenue, Suite 1200
Palo Alto, CA 94301
Designated Filer:	Vanguard VI Venture Partners, L.L.C
Issuer and Ticker Symbol:	ZipRealty, Inc. (ZIPR)
Date of Requiring Event:	November 15, 2004

Name:	Jack M. Gill
Address:	Vanguard Ventures
525 University Avenue, Suite 1200
Palo Alto, CA 94301
Designated Filer:	Vanguard VI Venture Partners, L.L.C
Issuer and Ticker Symbol:	ZipRealty, Inc. (ZIPR)
Date of Requiring Event:	November 15, 2004

Name:	Robert D. Ulrich
Address:	Vanguard Ventures
525 University Avenue, Suite 1200
Palo Alto, CA 94301
Designated Filer:	Vanguard VI Venture Partners, L.L.C.
Issuer and Ticker Symbol:	ZipRealty, Inc. (ZIPR)
Date of Requiring Event:	November 15, 2004